COMMON STOCK PURCHASE AGREEMENT

	This Common Stock Purchase Agreement ("Agreement"), dated
January 24, 2005, made by and between Leslie M. Apple, an individual principally residing in the State of New York, entitled to receive mail at 241 Morner Road, Rensselaer, New York 12144 ("Seller"), and Randolph S. Hudson, an individual principally residing in the State of New York, entitled to receive mail at Post Office Box 202, Wyoming, New York 14591 (the "Purchaser"), with reference to the following facts, covenants, terms, provisions, and conditions:

AGREEMENT

	NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.	SALE OF SHARES; DELIVERIES.  In exchange for Purchaser's
cash consideration, evidenced by a promise to pay and annexed hereto, and the covenants and conditions set forth herein, Seller shall sell and transfer to Purchaser
23,750 (Twenty-three Thousand Seven Hundred-fifty) shares of the common stock of Montana Acquisition Corporation, a United States corporation organized under the laws of the State of Delaware ("Montana" and "Montana Stock", respectively) held by Seller. Upon transfer in accordance with the terms of this Agreement, the Montana
Stock will be fully paid and non-assessable. At the Closing, the Seller shall deliver to the Purchaser a certificate or certificates representing the Montana
Stock, duly endorsed by Seller and issued to Purchaser, and accompanied by appropriate stock powers, with Medallion Signature Guarantee affixed by an authorized
United States banking corporation, subject to Seller's rights as a secured party in the Montana Stock pursuant to the Pledge and Security Agreement of even date herewith.

2.	PAYMENT FOR THE SHARES; PURCHASER CLOSING CONDITIONS.
Contemporaneously on the date hereof, Purchaser has issued a negotiable promissory note (the "Note") in principal the amount of $85,000 (Eighty-five Thousand and 00/100 Dollars) to the Seller as full and complete payment for the Montana Stock. Purchaser hereby acknowledges receipt of such payment by acceptance of the Note, and of the pledge and security agreement that operates concomitantly with the Note.

		The obligation of the parties to consummate the transactions to be respectively performed in connection with the closing hereunder (the "Closing") is subject to satisfaction of the following conditions:

(i)	each of the conditions to closing under that certain
Common Stock Purchase Agreement, dated the date hereof, by and between Purchaser and Seller shall have been satisfied and the parties thereto shall have executed and delivered this Agreement and the transactions contemplated by this Agreement shall have closed or be closing simultaneously with the Closing of the transactions contemplated by this Agreement;

(ii) the Parties' respective representations and warranties set forth in this Agreement shall be true and correct in all material respects at and as of the Closing Date, the parties shall have performed and complied with all of their respective covenants hereunder in all material respects through the Closing, and each of the parties shall have procured any third party consents necessary to consummate the transactions contemplated hereby.

3.	PURCHASER REPRESENTATIONS AND WARRANTIES.  In order to
induce Seller to accept this Agreement, Purchaser hereby represents and warrants to Seller, as follows:

(a)	OPPORTUNITY TO INVESTIGATE.  Purchaser has been
given a full opportunity to ask questions of, and to receive answers from, the officers, agents and representatives of Seller and of Montana concerning the financial condition and the corporate history and status of Montana and to obtain such other information that Purchaser and Purchaser's professional advisors
(if any) desire in order to evaluate the purchase of the Montana Stock. All such questions have been answered to the full satisfaction of Purchaser.

(b)	ACKNOWLEDGMENT OF RISKS.  Purchaser acknowledges and
understands that Montana is not currently operating, that Montana has no assets, that in purchasing the Montana Stock Purchaser is making a highly speculative and risky investment, and that Purchaser may lose his entire investment in the Montana Stock. As the holder-in-supermajority of Montana Stock following the Closing, Purchaser understands that Montana is obligated to file quarterly, annual, transitional, and current reports with the Securities and Exchange
Commission (the "SEC"), and, Montana is delinquent in its filings under its reporting obligations to the SEC.

(c)	SHARES REGISTERED.  Purchaser understands that the
Montana Stock being purchased from Seller has not been registered under the Securities Act of 1933; however, the Purchaser understands that the Montana Stock, which is being acquired pursuant to this Agreement, may be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of in accordance with the rules and regulations of the SEC, and under applicable Federal securities laws without the requirement of an SEC registration statement.

(d)	MAJORITY SHAREHOLDER.  Purchaser understands that
Seller is the current sole shareholder in Montana, owning one hundred percent (100.0%) of the Montana
Stock

(e)	INDEPENDENT INVESTIGATION.  In making Purchaser's
decision to purchase the Montana Stock, Purchaser has relied solely upon independent investigations made by Purchaser. Purchaser has received no representation or warranty from Seller, Montana, or any of the affiliates, employees, or agents of Seller or Montana, except as expressly set forth herein.

(f)	LEGAL AUTHORITY.  Purchaser has full power and
authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms and conditions. As of the Closing all consents, permits or approvals by any third parties, if any, necessary in order to consummate the transactions contemplated by this Agreement shall have been obtained.



	(g)	NONCONTRAVENTION.  Neither the execution and the
delivery of this Agreement and the associated Stock
Pledge and Security Agreement and the Promissory Note, nor the consummation of the transactions contemplated hereby, nor the payment in full of the Promissory Note in accordance with its terms will (1) conflict with or violate the terms of any certificate of trust, trust agreement or other instrument governing the Purchaser;
(2) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Purchaser is subject or (3) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Purchaser is a party or by which it is bound or to which any of his assets are subject.

(h)	ACCURACY AND SURVIVAL OF REPRESENTATIONS.  Each
representation and warranty of Purchaser contained herein and all information furnished by Purchaser to Seller is true, correct, and complete in all respects.
All representations and warranties set forth above will be true, correct and complete in all respects on and as of the date of the transfer of the Montana
Stock by Seller to Purchaser, as if made on and as of such date and shall survive such transfer.

4.	SELLER REPRESENTATIONS AND WARRANTIES.  In order to
induce Purchaser to accept this Agreement, Seller hereby represents and warrants to Purchaser, as follows:

(a)	LEGAL AUTHORITY.  Seller has full power and
authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. As of the Closing all consents, permits or approvals of any third parties, if any, necessary in order to consummate the transactions contemplated by this Agreement shall have been obtained.

(b)	NONCONTRAVENTION.  Neither the execution and the
delivery of this Agreement, nor the consummation of the transactions contemplated hereby including the transfer and sale of the Montana Stock, will (1) conflict with or violate the terms of the Certificate of Incorporation or Bylaws of Montana or any other instrument governing Seller or Montana; (2) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which each of Seller or Montana is subject or (3) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller or Montana is a party or by which either of them are bound or to which any of their assets are subject.

(c)	STOCK OWNERSHIP INFORMATION.  Montana is a Delaware
corporation that was formed on June 9, 2000. There are 50,000 (Fifty Thousand) shares of common stock, par value $0.001 per share authorized, of which 25,000 shares are issued and outstanding and no shares of preferred stock. There are no outstanding options, warrants, or other rights to acquire shares of common stock or shares of preferred stock and there are no preemptive rights. Except for the issuance pursuant to this Agreement, there is no existing commitment, either actual or contingent, to issue additional shares of the common or preferred Stock of Montana to any person. Seller holds the Montana Stock, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Seller is not party to any option, warrant, purchase right, or other contract or commitment that could require Seller to sell, transfer, or otherwise dispose of the Montana Stock other than this Agreement. Seller is not party to any voting trust, proxy, or other agreement or understanding with respect to the voting of the Montana Stock. Upon delivery of the Montana Stock hereunder to Purchaser, Purchaser will be the absolute owner of the Montana Stock, free, clear, and discharged of and from all liens and encumbrances, with the singular exception of the evidence of indebtedness to Seller by Purchaser in accordance with the terms and conditions set forth and contained in this Agreement, in the Note, and in the annexed pledge and security agreement that operates in accordance with the Note.. As a result of the consummation of the transactions contemplated hereby and by the Common
Stock Purchase Agreement, the Purchaser will own ninety-five percent (95%) of the issued and outstanding common stock of Montana.

(d)	REPRESENTATIONS AND WARRANTIES OF MONTANA IN COMMON
STOCK PURCHASE AGREEMENT. Each representation and warranty of Montana by Seller contained in the Common
Stock Purchase Agreement is true and correct as of the date hereof and will be true and correct as of the Closing hereunder and thereunder and Seller hereby makes such representations and warranties to Purchaser to the same extent, and with the same effect, as Montana made them to Purchaser in the Common Stock
Purchase Agreement.

(e)	ACCURACY AND SURVIVAL OF REPRESENTATIONS.  Each
representation and warranty of Seller contained herein and all information furnished by Seller is true, correct, and complete in all respects. All representations and warranties set forth above will be true, correct and complete in all respects on and as of the date of the transfer of the Montana Stock by Seller to Purchaser, as if made on and as of such date and shall survive such transfer.

5.	LEGENDS AND RESTRICTIONS.

(a)COMPLIANCE WITH APPLICABLE SECURITIES LAWS. The transfer of the Montana Stock being purchased pursuant to this Agreement is governed by various United States
Federal and state securities laws. Therefore, the resale or transfer of the Montana Stock by Purchaser shall only be made in compliance with all applicable securities laws of the United States, subject to Seller's security interest. Furthermore, it shall be the sole responsibility of the Purchaser to timely notify the SEC of the overall transaction represented by this Agreement.

6.	INDEMNITY AGAINST LIABILITIES.

(a)	SELLERS INDEMNIFICATION OF PURCHASER.  Seller as
Seller and as the controlling stockholder of Montana agrees to indemnify and hold Purchaser, his counsel, and his agents harmless ("the Indemnitees") against and in respect of any and all losses, liabilities, damages, and expenses whatsoever, including legal fees, incurred in investigating, preparing, or defending against any litigation (whether or not involving a third party), commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation, as and when incurred, (i) arising out of, based upon, or in connection with any breach of any representation, warranty, covenant, or agreement of Seller contained in this Agreement or of Montana contained in the Common Stock Purchase Agreement; or (ii) arising out of, based upon, or in connection with any and all claims relating to the business, properties, assets, and/or operations of the Montana which arose prior to the Closing; provided, however, the Seller's and Montana's maximum joint (total) liability pursuant to this
Section 6 or otherwise shall be the total cash payments actually received by Seller from Purchaser pursuant to this Agreement and the Promissory Note.

(b)PURCHASER'S INDEMNIFICATION OF SELLER. By his execution of this Agreement, Purchaser hereby agrees to indemnify and hold Seller and his heirs, successors and assigns ("the Seller Indemnitees") against and in respect of any and all losses, liabilities, damages, and expenses whatsoever, including legal fees, incurred in investigating, preparing, or defending against any litigation (whether or not involving a third party), commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation, as and when incurred, (i) arising out of, based upon, or in connection with any breach of any representation, warranty, covenant, or agreement of Purchaser contained in this Agreement, the Pledge and Security Agreement, and the Promissory
Note.

(c)	DURATION OF INDEMNIFICATION.  The indemnification
provided in this Section 6 shall only apply to a claim, which is commenced or threatened within one year from the Closing Date.

7.	GENERAL PROVISIONS.

(a)	NOTICES.  Except as expressly provided herein, all
notices, requests or other communications required hereunder shall be in writing and shall be given by personal delivery, international overnight courier service, or certified or registered mail, postage prepaid, return receipt requested, addressed to the respective party at the applicable address set forth herein, or to any party at such other addresses as shall be specified in writing by such party to the other parties in accordance with the terms and conditions of this Section. All notices, requests, or communications shall be deemed effective upon personal delivery, or seven (7) days following deposit in the mail, or two (2) business days following deposit with any international overnight courier service.

	In order to be effective, any such Notice shall be given, as follows:

		If to Seller:		Leslie M. Apple
					241 Morner Road
					Rensselaer, New York  12144

		To Purchaser:	Randolph S. Hudson
					c/o Stephen D. Rogoff, Esq.
					Suite 900
					14 Franklin Street
					Rochester, New York 14604

A change of address shall be given by written notice in the manner detailed in this paragraph. Rejection or other refusal to accept or the failure to deliver due to any change of address of which no notice was given shall not affect the time at which such notice shall be deemed to have been given and shall constitute receipt of such communication.

(b)	JURISDICTION, VENUE AND GOVERNING LAW.  This
Agreement is being made, and performance is to be had, in the City of Albany, State of New York. This
Agreement shall be governed by, construed, and enforced in accordance with the laws of the United
States of America and the State of New York
(regardless of choice of law principles of that jurisdiction or of any other jurisdiction). This
Agreement shall be interpreted as if it had been jointly prepared by the parties and in the event of any ambiguity, the Agreement shall not be interpreted as if it had been prepared by any one party. Any action or proceeding arising in connection herewith shall be litigated in the state and United States'
Federal courts located in Albany, New York, and each party hereby waives any right that such party may have to assert the Doctrine of Forum Non Conveniens or to object to venue. The parties each hereby stipulate that the courts located in the City of Albany, State of New York, shall have exclusive personal jurisdiction and venue over each party for the purpose of litigating any such dispute, controversy or proceeding arising out of or related to this Agreement.

(c)	AMENDMENTS; ENTIRE AGREEMENT.  This is the entire
agreement between the parties. There are no promises, conditions, covenants, or terms, which are not contained herein. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs and permitted assigns.
This Agreement may not be altered, modified, changed, or canceled, except in a writing which specifically references this Agreement and which is signed by all parties.

(d)	VALIDITY.  If any one or more of the provisions (or
any part thereof) of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby provided such partial invalidity does not defeat the intent of this Agreement.

(e)	TIME OF ESSENCE; COOPERATION.  Time is of the
essence in the performance of the obligations of the parties in connection with this Agreement. All parties shall cooperate fully in carrying out the terms of this Agreement and shall prepare and execute all documents reasonably necessary to carry out the terms of this Agreement.

(f)	COUNTERPARTS.  This Agreement may be executed in one
or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one agreement. Any party may deliver to the other party a facsimile of any part of this Agreement and may deliver such facsimile by telecopier, as if this Agreement, or any amendments or modifications hereto, were executed in the presence of the other party.

	IN WITNESS WHEREOF, each of the parties hereby executes this Agreement of the date first set forth above.

RANDOLPH S. HUDSON
("Purchaser")



/s/ Randolph S. Hudson
_____________________________________________
Randolph S. Hudson,


LESLIE M. APPLE
("Seller")



/s/ Leslie M. Apple
_____________________________________________.
Leslie M. Apple












ACKNOWLEDGEMENTS
AFFIXED,
PLEASE CONTINUE TO PAGE 8












ACKNOWLEDGMENTS.


State of New York	)
			)	ss.
County of Wyoming	)

	On this 24th day of January 2005, before me personally came Randolph S. Hudson, satisfactorily proven to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same.




	/s/ Wendy Fuller
	___________________________________________
	Wendy Fuller

	My commission expires on January 3, 2006.

		(NOTARIAL SEAL)


State of New York	)
			)	ss.
County of Albany	)

	On this 26th day of January 2005, before me personally came Leslie M. Apple, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same.




	/s/ Elizabeth V. Haight
	___________________________________________
	Notary Public

	My commission expires on (NOTARIAL SEAL)


Common Stock Purchase Agreement, January 24, 2005, Page 1 of 8